Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126897) pertaining to the Penwest Pharmaceuticals Co. 2005 Stock Incentive Plan and Dr. Alan Joslyn Plan, in the Registration Statements (Forms S-8 No. 333-98801 and No. 333-66741) pertaining to the Penwest Pharmaceuticals Co. 1997 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-66747) pertaining to the Penwest Pharmaceuticals Co. 1997 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-66739) pertaining to the Penwest Pharmaceuticals Co. Savings Plan, in the Registration Statement (Form S-8 No. 333-66733) pertaining to the Penwest Pharmaceuticals Co. 1998 Spinoff Option Plan, in the Registration Statement (Form S-3 No. 333-126904) of Penwest Pharmaceuticals Co. and in the related Prospectus of our reports dated March 12, 2008, with respect to the financial statements and schedule of Penwest Pharmaceuticals Co., and the effectiveness of internal control over financial reporting of Penwest Pharmaceuticals Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Stamford, Connecticut
March 12, 2008